SUB-ITEM Q1(E): EXHIBITS

ASSIGNMENT of
INVESTMENT MANAGEMENT CONTRACT and
SUB-ADVISORY AGREEMENT
Federated Index Trust
       THIS ASSIGNMENT is entered into as of January 1, 2004 by and between FEDERATED INVESTMENT MANAGEMENT COMPANY, a Delaware statutory trust ("FIMC"), and FEDERATED EQUITY MANAGEMENT COMPANY OF PENNSYLVANIA, a Delaware statutory trust ("FEMCOPA").
       WHEREAS, FIMC, then known as Federated Management, entered into an Investment Management Contract and an amendment thereto dated as of June 1, 2001 (collectively, the "Management Contract") with Federated Index Trust, a Massachusetts business trust (the "Trust"), including the Exhibits thereto making the Contract applicable to the following portfolios of the trust (the "Funds"):
Exhibi
t
Date
Fund
A
July 2, 1990
Federated Max-Cap Index Fund
B
July 7, 1992
Federated Mini-Cap Index Fund
C
July 7, 1992
Federated Mid-Cap Index Fund

       WHEREAS, FIMC and the Trust entered into a Subadvisory Agreement dated as of March 27, 2003 with respect to the Funds with Fund Asset Management, L.P., a Delaware limited partnership;
       WHEREAS, FIMC desires to assign to FEMCOPA its rights, duties and responsibilities with respect to each of the Funds under the Management Contract and under the aforementioned Subadvisory Agreement (together with the Management Agreement, collectively the "Contracts"), and FEMCOPA desires to accept such assignments from FIMC; and
       WHEREAS, the Board of Trustees of the Trust has approved the assignment of the Contracts from FIMC to FEMCOPA;
       KNOW ALL MEN BY THESE PRESENTS THAT:
       In consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, FIMC does hereby assign to FEMCOPA all of its rights, duties and responsibilities with respect to the Funds named above under the Contracts described above, and FEMCOPA does hereby accept such assignment.
       IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their authorized representatives as of the date first hereinabove set forth.
FEDERATED INVESTMENT		FEDERATED EQUITY MANAGEMENT
MANAGEMENT COMPANY		COMPANY OF PENNSYLVANIA


By:  /s/ G. Andrew Bonnewell		By:  /s/ Keith M. Schappert
Name:  G. Andrew Bonnewell		Name  Keith M. Schappert:
Title:  Vice President		Title:  President